UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Cornerstone Healthcare Plus REIT, Inc.

 (Exact name of Registrant as specified in its charter)
Maryland	20-5721212
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1920 Main Street, Suite 400
Irvine, California	92614
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-139704

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  Description of Registrant’s Securities to be Registered.

The Registrant hereby incorporates by reference herein the description of the Registrant’s common stock, $0.01 par value per share, appearing under the caption, “Description of Stock,” in the prospectus contained in the Registrant’s Registration Statement on Form S-11, as declared effective by the Securities and Exchange Commission on August 10, 2007 (Registration No. 333-139704) and all amendments to such Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.  Such portion of the Registration Statement and all amendments to the Registration Statement are hereby incorporated by reference.

ITEM 2.  Exhibits.

The following exhibits to this Registration Statement have been filed as exhibits to the Registrant’s Registration Statement on Form S-11 and are hereby incorporated herein by reference.

Exhibit Number	Description
1	Articles of Amendment and Restatement of the Registrant, incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009

2	Articles of Amendment of the Registrant dated as of December 29, 2009, incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009

3
Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment no. 1 to the Registrant 's Registration Statement on Form S-11, Commission File No. 333-139704

4
Form of Subscription Agreement (Sample) with Consent to Electronic Delivery Form, included as Appendix A to the prospectus that is part of Post-effective Amendment no. 5 to the Registrant 's Registration Statement on Form S-11, Commission File No. 333-139704

5
Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates), incorporated by reference to Exhibit 4.2 to Pre-Effective Amendment no. 2 to the Company's Registration Statement on Form S-11, Commission File No. 333-139704

6
Distribution Reinvestment Plan, included as Appendix B to the prospectus that is part of Post-effective Amendment no. 5 to the Registrant 's Registration Statement on Form S-11, Commission File No. 333-139704

7
Description of Stock Repurchase Program, included under the caption “Description of Stock―Stock Repurchase Program” in the prospectus that is part of Post-effective Amendment no. 5 to the Registrant 's Registration Statement on Form S-11, Commission File No. 333-139704

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

April 30, 2010	CORNERSTONE HEALTHCARE PLUS REIT, INC.

	By:	/s/ Terry G. Roussel
Terry G. Roussel
Chief Executive Officer